UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2011

U.S. Rare Earth Minerals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-154912	26-2797630
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6430 Medical Center St., Suite 230, Las Vegas, Nevada	89148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-820-2270

U.S. Natural Nutrients & Minerals, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On July 5, 2011, the Company sold 3,000,000 shares of common stock of the Company to Zaev Bassin for the total purchase price of $195,000.

The Company relied on Rule 505 of Regulation D to conclude the sale.  Pursuant to the said Rule, the Company  can only offer and sell up to $5 million of its securities in any 12-month period; it may  sell to an unlimited number of "accredited investors" and up to 35 other persons who do  not need to satisfy the sophistication or wealth standards associated with other exemptions; and the Company must inform purchasers that they receive "restricted" securities, meaning that the securities cannot be sold for six months or longer without registering them;  and cannot use  general solicitation or advertising to sell the securities.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. NATURAL NUTRIENTS AND MINERALS, INC.

By:    /S/ Dennis Cullison
Name:  Dennis Cullison
Title:  President and Director

Dated:

July 5, 2011